AMENDMENT 2009-1
TO THE
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of February 22, 2009, is between RAIT Financial Trust, a Maryland real estate investment trust, (the “Company”) and Scott F. Schaeffer (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into that certain Second Amended and Restated Employment Agreement, dated as of December 11, 2006, and as amended pursuant to Amendment 2008-1, dated as of December 15, 2008, (collectively, the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, Executive currently serves as the Company’s President and Chief Operating Officer;

WHEREAS, the Company desires to promote Executive so that he will become the Company’s Chief Executive Officer as well as continue with his current position as President of the Company;

WHEREAS, Executive desires to accept such promotion; and

WHEREAS, the Company and Executive desire to amend Executive’s Employment Agreement to reflect the change in Executive’s position with the Company.

NOW, THEREFORE, the Company and Executive agree that, effective as of February 22, 2009, the Employment Agreement shall be amended as follows:

1. Section 1.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“1.2. Duties and Responsibilities. Executive shall serve as the Chief Executive Officer and President of the Company. Executive shall perform all duties and accept all responsibilities incident to such positions as may be reasonably assigned to him by the Board of Trustees of the Company (the “Board”).”

2. Section 1.4 of the Employment Agreement is hereby amended by deleting the figure “$500,000” therein and substituting for such figure the figure “$550,000.”

3. Section 1.8 of the Employment Agreement is hereby amended in its entirety to read as follows:

“1.8 Incentive Compensation. Executive shall continue to be entitled to participate in any short-term and long-term incentive programs (including without limitation any stock option plans) established by the Company for its senior level executives generally, at levels commensurate with the benefits provided to other senior executives and with adjustments appropriate for his positions as Chief Executive Officer and President.”

4. Section 4.2 of the Employment Agreement is hereby amended in its entirety to read as follows:

“4.2 “Good Reason” shall mean the Company ceases to be publicly owned.”

5. In all respects not modified by this Amendment 2009-1, the Employment Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment 2009-1, effective as of the date set forth above.

RAIT FINANCIAL TRUST

By: /s/ Betsy Z. Cohen
Name: Betsy Z. Cohen
Title: Chairman of the Board

EXECUTIVE

/s/ Scott F. Schaeffer

Scott F. Schaeffer